                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           SEVEN SEAS PETROLEUM, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           SEVEN SEAS PETROLEUM INC.
                       Suite 960, Three Post Oak Central
                            1990 Post Oak Boulevard
                              Houston, Texas 77056
                           (713) 622-8218 (Telephone)
                          (713) 621-9770 (Telecopier)

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders (the "Meeting") of SEVEN SEAS PETROLEUM INC. (the "Corporation") will be held at the Evergreen II room, The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, 77024, on Thursday, June 4, 1998 at 9:00 a.m. (Central Daylight Time) for the following purposes:

1. to elect directors to hold office until the next annual meeting of the Corporation's shareholders;

2. to appoint the auditors of the Corporation for the ensuing year and to authorize the directors to fix the renumeration to be paid to such auditors;

3. to consider and, if thought advisable, to pass, with or without amendment, an ordinary resolution (the "1997 Stock Option Plan Resolution") approving the Seven Seas Petroleum Inc. 1997 Stock Option Plan, as described in the Management Information Circular under "Matters for Consideration at the Meeting -- 1997 Stock Option Plan Resolution";

4. to consider and, if thought advisable, to pass, with or without amendment, an ordinary resolution (the "Former Management Option Resolution") approving an extension of the exercise period applicable to certain options granted under the Seven Seas Petroleum Inc. 1996 Stock Option Plan, as described in the Management Information Circular under "Matters for Consideration at the Meeting -- Former Management Option Resolution"; and

5. to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Copies of the Annual Report and the consolidated financial statements of the Corporation for the year ended December 31, 1997 and the auditors' report thereon accompany this Notice of Annual and Special Meeting of Shareholders.

     Shareholders who are unable to attend the Meeting are requested to complete, sign and date the enclosed form of proxy and return it in the addressed envelope provided for that purpose. To be effective, proxies must be received before 5:00 p.m. (Eastern Daylight Time) on Tuesday, June 2, 1998 by Montreal Trust Company of Canada, Proxy Department, 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2N1.

DATED April 6, 1998.

                                       By Order of the Board of Directors of
                                       SEVEN SEAS PETROLEUM INC.

                                       Robert A. Hefner III
                                       Chairman of the Board

                           SEVEN SEAS PETROLEUM INC.

                        MANAGEMENT INFORMATION CIRCULAR

                            SOLICITATION OF PROXIES

     THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF SEVEN SEAS PETROLEUM INC. (THE "CORPORATION") FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS (THE "MEETING") OF THE CORPORATION TO BE HELD AT THE EVERGREEN II ROOM, THE HOUSTONIAN HOTEL, 111 NORTH POST OAK LANE, HOUSTON, TEXAS, ON THURSDAY, JUNE 4, 1998 AT 9:00 A.M. (CENTRAL DAYLIGHT TIME) FOR THE PURPOSES SET FORTH IN THE NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS (THE "NOTICE") ACCOMPANYING THIS MANAGEMENT INFORMATION CIRCULAR. The solicitation of proxies will be primarily by mail and possibly supplemented by telephone or other personal contact to be made, without special compensation, by regular officers and employees of the Corporation. The Corporation does not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of the solicitation of proxies will be borne by the Corporation.

                     APPOINTMENT AND REVOCATION OF PROXIES

     The persons named in the enclosed form of proxy are directors and officers of the Corporation. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER), OTHER THAN THE PERSONS NAMED, AS THE PROXY OF THE SHAREHOLDER AND MAY EXERCISE THIS RIGHT EITHER BY INSERTING THAT PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE ACCOMPANYING FORM OF PROXY AND STRIKING OUT THE OTHER NAMES OR BY COMPLETING ANOTHER PROPER FORM OF PROXY. To be effective, proxies must be received before 5:00 p.m. (Eastern Daylight Time) on Tuesday, June 2, 1998 by Montreal Trust Company of Canada, Proxy Department, 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2N1.

     Proxies given by shareholders for use at the Meeting may be revoked at any time before their use. In addition to revocation in any other manner permitted by law, a proxy may be revoked by depositing an instrument in writing signed by the shareholder or by the shareholder's attorney duly authorized in writing at the principal office of the Corporation, Suite 960, Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, USA 77056, or at the Corporation's registered office, 2093 Second Avenue, Whitehorse, Yukon Territory, Canada Y1A 1B5, on or before the last business day preceding the date of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof.

                        VOTING AND DISCRETION OF PROXIES

     The common shares of the Corporation (the "Common Shares") represented by proxies solicited by management of the Corporation pursuant to this Management Information Circular will be voted in accordance with the directions contained therein. IF NO DIRECTIONS ARE GIVEN, THE COMMON SHARES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES AS DIRECTORS OF THE CORPORATION, FOR THE APPOINTMENT OF MANAGEMENT'S NOMINEE AS AUDITORS OF THE CORPORATION AND AUTHORIZING THE DIRECTORS TO FIX THEIR REMUNERATION, FOR THE 1997 STOCK OPTION PLAN RESOLUTION AND FOR THE FORMER MANAGEMENT OPTION RESOLUTION. THE ACCOMPANYING FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED THEREIN IN RESPECT OF AMENDMENTS OR VARIATIONS TO THE MATTERS REFERRED TO IN THE NOTICE AND IN RESPECT OF OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

     At the date of this Management Information Circular, management knows of no such amendments or variations or other matters that may properly come before the Meeting but, if any such amendments, variations or other matters are properly brought before the Meeting, the persons named in the proxies solicited by management of the Corporation pursuant to this Management Information Circular will vote thereon in accordance with their best judgment.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The Corporation is authorized to issue an unlimited number of Common Shares (without par value), and an unlimited number of Class A Preferred Shares. As at March 31, 1998, 35,216,606 Common Shares and no Class A Preferred Shares were issued and outstanding.

     The holders of Common Shares are entitled to one vote at the Meeting for each Common Share held. Holders of Common Shares of record on April 27, 1998 are entitled to receive notice of, and to vote at, the Meeting. The affirmative vote of a majority of the votes cast at the Meeting is required for the approval of each matter set forth in this Management Information Circular, except that the Former Management Option Resolution requires the approval of a majority of the Common Shares represented at the Meeting and voted on such resolution, excluding persons having an interest in the options subject thereto and their associates. See "Matters for Consideration at the Meeting -- Former Management Option Resolution".

     To the knowledge of the directors and senior officers of the Corporation, the only person who beneficially owns, directly or indirectly, or exercises control or direction over voting securities of the Corporation carrying more than 10% of the voting rights attached to all securities of the Corporation is Robert A. Hefner III, of Houston, Texas, who, as of March 31, 1998, owned 6,118,317 Common Shares, representing approximately 17% of the outstanding Common Shares of the Corporation.

                    MATTERS FOR CONSIDERATION AT THE MEETING

ELECTION OF DIRECTORS

     The articles of the Corporation provide that the Corporation shall have a minimum of three (3), and a maximum of fifteen (15) directors to be elected annually. The number of directors is currently fixed at nine (9).

     The persons named in the accompanying form of proxy intend to vote for the election as directors of the Corporation of the nine proposed nominees whose names are set forth in the table below, all of whom are now directors of the Corporation and have been since the dates indicated. If, before the Meeting, any of the proposed nominees is unable or unwilling to serve as a director, the persons named in the accompanying form of proxy are entitled to vote for other nominees in their discretion. Management is not aware that any of the proposed nominees is unable or unwilling to serve as a director. Each director elected will hold office until the next annual meeting of shareholders or until his office is vacated.

     The following table sets forth the name and country of residence of each of the proposed nominees for election as directors of the Corporation, their age, the other positions and offices with the Corporation presently held by each of them, their principal occupations or employment, their periods of service as directors of the Corporation and the number of Common Shares beneficially owned, controlled or directed by each of them as of March 31, 1998.

                                                                               NUMBER OF COMMON
                                                                             SHARES BENEFICIALLY
          NAME AND COUNTRY OF                   PRINCIPAL OCCUPATION AND     OWNED, CONTROLLED OR
          ORDINARY RESIDENCE             AGE  POSITION WITH THE CORPORATION      DIRECTED (4)        DIRECTOR SINCE
          -------------------            ---  -----------------------------  --------------------    --------------
ROBERT A. HEFNER III (1)...............   63  Chairman, Chief Executive             6,488,317 (5)  November 8, 1996
Houston, Texas,                               Officer, Managing Director
United States                                 and Director of the
                                              Corporation; Managing Member
                                              of The GHK Company L.L.C., a
                                              private oil and gas
                                              exploration company.
BREENE M. KERR (1)(2)(3)...............   68  Vice Chairman and Director of         2,958,417 (6)  June 12, 1997
Easton, Maryland,                             the Corporation; General
United States                                 Partner, Talbot Fairfield II
                                              L.P., an oil and gas
                                              exploration undertaking.

                                                                               NUMBER OF COMMON
                                                                             SHARES BENEFICIALLY
          NAME AND COUNTRY OF                   PRINCIPAL OCCUPATION AND     OWNED, CONTROLLED OR
          ORDINARY RESIDENCE             AGE  POSITION WITH THE CORPORATION      DIRECTED (4)        DIRECTOR SINCE
          -------------------            ---  -----------------------------  --------------------    --------------
BRIAN F. EGOLF (2).....................   49  Director of the Corporation;            126,386 (7)  November 8, 1996
Santa Fe, New Mexico, United States           President of Petroleum
                                              Properties Management
                                              Corporation, a private oil
                                              and gas exploration company.
SIR MARK THOMSON BT. (3)...............   57  Director of the Corporation;            452,566 (8)  June 12, 1997
Rotterdam, The Netherlands                    Managing Director of B&N
                                              Investments Limited, an
                                              investment management
                                              company.
ROBERT B. PANERO.......................   69  Director of the Corporation;             17,445 (9)  June 12, 1997
New York, New York,                           President of Robert Panero
United States                                 Associates, international
                                              strategic policy and project
                                              studies advisors.
GARY F. FULLER (2).....................   61  Director of the Corporation;            27,000 (10)  June 12, 1997
Oklahoma City, Oklahoma, United States        Shareholder and director of
                                              McAfee & Taft,
                                              attorneys-at-law
JAMES D. SCARLETT (3)..................   44  Director of the Corporation;            25,000 (10)  June 12, 1997
Toronto, Ontario,                             Lawyer/Partner in McMillan
Canada                                        Binch, Barristers &
                                              Solicitors.
LARRY A. RAY (1).......................   50  Executive Vice President,              193,887 (11)  June 12, 1997
Houston, Texas,                               Chief Operating Officer and
United States                                 Director of the Corporation.
HERBERT C. WILLIAMSON III..............   49  Executive Vice President,              150,256 (12)  September 11, 1997
Houston, Texas,                               Chief Financial Officer and
United States                                 Director of the Corporation.

---------------

 (1) Member of the Executive Committee.

 (2) Member of the Stock Option and Compensation Committee.

 (3) Member of the Audit Committee.

 (4) The information as to Common Shares beneficially owned, controlled or directed is not within the knowledge of the Corporation and has been furnished by the proposed nominees individually. Unless otherwise indicated, each of the nominees listed has sole voting and investment power over the Common Shares owned. The number of Common Shares indicated includes, in each case, the number of Common Shares issuable upon exercise of options to purchase Common Shares ("Options") subject to the Corporation's 1996 Stock Option Plan, as amended (the "1996 Stock Option Plan"), to the extent that such Options are currently exercisable. For purposes of this table, Options are deemed to be "Currently exercisable" if they may be exercised within 60 days following March 31, 1998.

 (5) Includes 350,000 Common Shares currently issuable upon exercise of Options, 20,000 Common Shares held by an entity in which Mr. Hefner has a substantial interest and 3,360,607 Common Shares beneficially owned by Mr. Hefner and held in escrow pursuant to an escrow agreement (the "Escrow Agreement") entered into by the Corporation and certain of its shareholders as a condition of closing the GHK Transaction in July 1996. See "Interest of Management and Others in Material Transactions".

 (6) Includes 25,000 Common Shares currently issuable upon exercise of an Option, 738,579 Common Shares beneficially owned by a limited partnership in which Mr. Kerr serves as a general partner and 2,194,838 Common Shares held in escrow pursuant to the Escrow Agreement.

 (7) Includes 12,650 Common Shares owned by a member of Mr. Egolf's family, 2,000 Common Shares owned by a trust for the benefit of members of Mr. Egolf's family, 50,000 Common Shares currently issuable upon exercise of Options and 39,147 Common Shares held in escrow pursuant to the Escrow Agreement.

 (8) Includes 25,000 Common Shares currently issuable upon exercise of an Option and 199,531 Common Shares held in escrow pursuant to the Escrow Agreement.

 (9) Includes 16,666 Common Shares currently exercisable upon exercise of an Option, 234 Common Shares held by Mr. Panero's wife and 363 Common Shares held in escrow pursuant to the Escrow Agreement.

(10) Includes 25,000 Common Shares currently issuable upon exercise of an Option.

(11) Includes 66,667 Common Shares currently issuable upon exercise of an Option and an additional 124,500 Common Shares owned by Mr. Ray's wife.

(12) Includes 150,000 Common Shares currently issuable upon exercise of Options.

     Each of the proposed nominees for election as a director of the Corporation has held the principal occupation identified above for not less than five years, except for Mr. Hefner, who became an officer of the Corporation in May 1997; Mr. Kerr, who served as Chairman and a director of Kerr Consolidated, an equipment sales and leasing undertaking, from 1969 to 1995; Mr. Ray, who was the Corporation's Executive Vice President -- Operations from June 1997 to September 1997 and has served in a management capacity for The GHK Company L.L.C. since 1990; and Mr. Williamson, who served as a director in the Investment Banking department of Credit Suisse First Boston from 1995 through September 1997, prior to which he served as Vice Chairman and Executive Vice President of Parker & Parsley Petroleum Company, an oil and gas exploration company.

     DIRECTORS' COMPENSATION

     Directors of the Corporation do not receive an annual retainer or meeting fees in respect of their service as directors. Directors who also serve as officers of the Corporation are not separately compensated for serving on the Board of Directors or as members of Board committees. Non-employee directors are eligible to participate in the Corporation's incentive stock plans and are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors, including travel expenses.

     In May 1997, options to acquire an aggregate of 125,000 Common Shares at an exercise price of US$10.90 per share were granted to the directors holding office at the end of April 1997 (Messrs. Whitehead, Millard, Zaozirny, McIntosh, Plewes, Robinson, Hefner and Egolf). Messrs. Hefner and Egolf declined to accept such options. See " -- Former Management Option Resolution" and Note 2 to the Summary Compensation Table under "Statement of Executive Compensation".

     In June 1997, the Corporation granted Mr. Ray an option to purchase 200,000 Common Shares at an exercise price of US$10.70 per share. One-third of these options vested immediately, with the remaining options vesting in equal instalments on the first and second anniversaries of the date of grant. On September 9, 1997, the Corporation granted Mr. Ray options to purchase an additional 200,000 Common Shares at an exercise price of US$13.23 per share. These options will vest in equal instalments on the third, fourth and fifth anniversaries of the date of grant. 105,000 of the options granted to Mr. Ray, on September 7, 1997 are subject to approval of the 1997 Stock Option Plan at the Meeting. See " -- 1997 Stock Option Plan Resolution".

     In July 1997, the Corporation granted options to purchase Common Shares to the directors currently holding office at an exercise price of US$10.70 per share, as follows: Mr. Hefner -- 300,000; Mr. Egolf -- 75,000; Mr. Kerr -- 75,000; Mr. Fuller -- 75,000; Mr. Scarlett -- 75,000; and Sir Mark Thomson -- 75,000. One-third of the options granted vested immediately, with the remaining options vesting in equal instalments on the first and second anniversaries of the date of grant. On the same date, options to purchase 50,000 Common Shares at an exercise price of US$10.70 per share were granted to Mr. Panero. These options will vest in equal instalments on the first and second anniversaries of the date of grant. Mr. Panero also received a payment of US$37,500 in lieu of options to acquire 25,000 Common Shares that would have vested immediately.

     In September 1997, the Corporation granted Mr. Williamson an option to purchase 500,000 Common Shares at an exercise price of US$13.23 per share. Options to purchase 150,000 Common Shares vested immediately, options to purchase 150,000 Common Shares vest on September 9, 1998 and options to purchase 50,000 Common Shares vest on each of September 9, 1999, 2000, 2001 and 2002, respectively. Of the options granted to Mr.

Williamson, 150,000 are under the 1996 Stock Option Plan and 350,000 are subject to approval of the 1997 Stock Option Plan at the Meeting. See " -- 1997 Stock Option Plan Resolution".

     In November 1997, the Corporation granted additional options to purchase Common Shares to the directors currently holding office at an exercise price of US$18.55 as follows: Mr. Hefner -- 150,000; Mr. Williamson -- 150,000; Mr. Egolf -- 100,000; Mr. Kerr -- 75,000; Mr. Fuller -- 75,000; Mr. Panero -- 25,000; Mr.
Scarlett -- 25,000; Sir Mark Thomson -- 25,000; and Mr. Ray -- 150,000. These options vest in equal instalments on the first, second and third anniversaries of the date of grant. These shares are all subject to approval of the 1997 Stock Option Plan at the Meeting. See "-- 1997 Stock Option Plan Resolution".

     MATERIAL INTEREST OF DIRECTORS

     Mr. Hefner is the sole shareholder of The GHK Company L.L.C. ("GHK L.L.C."). Effective July 1, 1997, the Corporation entered into an administrative services agreement with GHK L.L.C. whereby the Corporation pays US$1,750 each month to GHK L.L.C. for miscellaneous administrative expenses including the administration of directors' travel arrangements. The Corporation recognized US$10,500 of expense in connection with this agreement in 1997. In addition, GHK L.L.C. pays certain miscellaneous costs incurred on behalf of the Corporation. The Corporation reimbursed GHK L.L.C. US$381,267 in 1997 for such costs. For information concerning other transactions between GHK L.L.C., the Corporation and their respective affiliates and insiders, please see "Interest of Management and Others in Material Transactions".

     Mr. Fuller is a shareholder and director of the McAfee & Taft law firm, which provides legal services to the Corporation and its affiliates. In addition, Mr. Scarlett is a partner in the law firm of McMillan Binch, which is the Corporation's Canadian legal counsel.

     VOTING SUPPORT AGREEMENT

     Under the terms of a voting support agreement between the Corporation and Hazel Ventures Ltd., the former sole shareholder of Petrolinson S.A. ("Hazel Ventures"), Hazel Ventures agreed that, prior to July 19, 1998, it will vote all Common Shares of the Corporation owned or controlled by it in favour of the slate of directors proposed by the Corporation's Chief Executive Officer and will require any purchaser of its shares to agree to be bound by the terms of the agreement, unless the purchaser acquires the shares in the open market. Hazel Ventures acquired 1,000,000 Common Shares, or 2.9% of the Corporation's outstanding Common Shares, in exchange for the transfer of its ownership of Petrolinson S.A., the holder of a 6% interest in certain association contracts, to a subsidiary of the Corporation.

APPOINTMENT OF AUDITORS

     The persons named in the accompanying form of proxy intend to vote for the reappointment of Arthur Andersen L.L.P. as auditors of the Corporation, to hold office until the close of the next annual meeting of shareholders. It is proposed that the remuneration to be paid to the auditors be fixed by the Board of Directors. Arthur Andersen L.L.P. was first appointed auditors of the Corporation on June 29, 1995. Representatives of the auditors will be present at the Meeting, will be offered the opportunity to make a statement if such representatives desire to do so and will be available to respond to appropriate questions.

1997 STOCK OPTION PLAN RESOLUTION

     The Corporation's Board of Directors approved the Seven Seas Petroleum Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan") at a meeting on September 9, 1997, and subsequently amended the 1997 Stock Option Plan by increasing the maximum number of Common Shares issuable under options granted in any year from 500,000 to 1,000,000.

     The 1997 Stock Option Plan will give certain directors, officers, and employees of the Corporation, its subsidiaries and its affiliates an opportunity to develop a sense of proprietorship and personal involvement in the development and financial success of the Corporation, and to encourage them to remain with and devote their best efforts to the business of the Corporation, thereby advancing the interests of the Corporation and its shareholders. Accordingly, the Corporation may grant to certain directors, officers, and employees options to purchase up to an aggregate of 3,000,000 Common Shares pursuant to the 1997 Stock Option Plan. Such Common Shares may consist of authorized but unissued Stock or previously issued Stock reacquired by the Corporation.

     Effectiveness of the 1997 Stock Option Plan is subject to approval by the Corporation's shareholders at the Meeting and all options granted under the 1997 Stock Option Plan are subject to, and contingent upon, such shareholder approval. If the 1997 Stock Option Plan is not approved by the shareholders, then all options granted thereunder will be void and of no further force and effect, and no additional options will be granted under the plan. Except with respect to options then outstanding, the 1997 Stock Option Plan, as it may be amended and restated, will terminate and no further option will be granted thereunder after September 8, 2007.

     ADMINISTRATION

     The 1997 Stock Option Plan will be administered by the Stock Option and Compensation Committee, which will have sole authority to select the optionees from among those individuals eligible under the plan and to establish the number of Common Shares which may be issued under each option. The maximum number of Common Shares that may be subject to options granted under the plan to an individual optionee may not exceed 5% of the total number of Common Shares outstanding and during any calendar year may not exceed 1,000,000 Common Shares (subject to adjustment under certain conditions described below). The Stock Option and Compensation Committee is authorized to interpret the 1997 Stock Option Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the plan, as it may deem advisable to carry out the plan. All decisions made by the Stock Option and Compensation Committee in selecting optionees, in establishing the number of Common Shares that may be issued under each option and in construing the provisions of the 1997 Stock Option Plan will be final.

     SECURITIES SUBJECT TO PLAN

     Options granted under the 1997 Stock Option Plan may be either incentive stock options, within the meaning of section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options which do not constitute Incentive Stock Options ("Non-Qualified Stock Options"). Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Corporation or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Corporation at the time the option is granted. Non-Qualified Stock Options may be granted to individuals who are directors (but not also employees), officers and employees of the Corporation, any parent or subsidiary corporation of the Corporation, or any other affiliate of the Corporation. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option will be granted to an individual if, at the time the option is granted, such individual owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Corporation or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless at the time such option is granted the option price is at least 110% of the fair market value of Common Shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

     TERMS OF OPTIONS/SARS

     Each option that is an Incentive Stock Option and all rights granted thereunder will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and will be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. Each option that is a Non-Qualified Stock Option will bear the same transfer restrictions as an Incentive Stock Option, except a Non-Qualified Stock Option may be assigned to a limited liability company or partnership if
(i) the terms of such transfer are approved in advance by the Stock Option and Compensation Committee, (ii) 95% or more of all the member or partnership interests in such limited liability company or partnership are held by the holder of the option and members of his family, determined in accordance with section 318(a)(1) of the Code, or trusts for their benefit, (iii) such limited liability company or partnership is treated as a partnership for federal income tax purposes, and (iv) such limited liability company or partnership is controlled, directly or indirectly, as fiduciary or otherwise, by the holder of the option.

     The purchase price of Common Shares issued under each option will be determined by the Stock Option and Compensation Committee, but such purchase price must not be less than the fair market value of Common Shares subject to the option on the date the option is granted. Each option must be evidenced by a written agreement between the Corporation and the optionee which shall contain such terms and conditions as may be approved by the Stock Option and Compensation Committee, provided that each such option must expire not later than 10 years after its date of grant. The terms and conditions of the respective option agreements need not be identical. An option agreement may provide for the surrender of the right to purchase Common Shares under the option in return for a payment in cash or Common Shares equal in value to the excess of the fair market value of the Common Shares with respect to which the right to purchase is surrendered over the option price therefore ("Stock Appreciation Rights"), on such terms and conditions as the Stock Option and Compensation Committee in its sole discretion may prescribe. The Stock Option and Compensation Committee will retain final authority (i) to determine whether an optionee will be permitted, or (ii) to approve an election by an optionee, to receive cash in full or partial settlement of such Stock Appreciation Rights. Moreover, an option agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of Common Shares (plus cash if necessary) having a fair market value equal to such option price.

     CHANGES IN STOCK

     Stock with respect to which options may be granted are Common Shares as presently constituted, but if and whenever, prior to the expiration of an option theretofore granted, the Corporation effects a subdivision or consolidation of Common Shares or the payment of a stock dividend on Common Shares without receipt of consideration by the Corporation, the number of Common Shares with respect to which such option may thereafter by exercised (i) in the event of an increase in the number of outstanding shares, will be proportionately increased, and the purchase price per share will be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, will be proportionately reduced, and the purchase price per share will be proportionately increased.

     If the Corporation recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of securities covered by an option theretofore granted will be adjusted so that such option will thereafter cover the number and class of securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of Common Shares then covered by such option. If the Corporation declares an extraordinary dividend, which arises from any sale or exchange of assets, payable in cash or any other property, then the purchase price per share under any option theretofore granted shall be reduced by the amount of such extraordinary dividend payable on a share if paid in cash or the fair market value (as determined by the Stock Option and Compensation Committee) of any property distributable on a share if paid in kind.

In the event of any "Corporate Change", as defined in the 1997 Stock Option Plan, the Stock Option and Compensation Committee, acting in its sole discretion without the consent or approval of any optionee, will act to effect one or more of the following alternatives, which may vary among individual optionees and which may vary among options held by any individual optionee: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Stock Option and Compensation Committee, after which specified date all unexercised options and all rights of optionees thereunder will terminate, (2) require the mandatory surrender to the Corporation by selected optionees of some or all of the outstanding options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the plan) as of a date, before or after such Corporate Change, specified by the Stock Option and Compensation Committee, in which event the Stock Option and Compensation Committee will thereupon cancel such options and the Corporation will pay to each optionee an amount of cash per share according to a formula specified in the 1997 Stock Option Plan, (3) make any adjustments to options then outstanding as the Stock Option and Compensation Committee, in its sole discretion, deems appropriate to reflect such Corporate Change, or (4) provide that the number and class of securities covered by an option theretofore granted will be adjusted so that such option will thereafter cover the number and class of securities or property (including, without limitation, cash) to which the optionee would have been entitled pursuant to the terms of any Corporate Change if, immediately prior to such Corporate Change, the optionee had been the holder of record of the number of Common Shares then covered by such option.

     AMENDMENT AND TERMINATION

     The Board of Directors in its discretion may terminate the 1997 Stock Option Plan at any time with respect to Stock for which options have not theretofore been granted. The Board of Directors has the right to alter or amend the plan, or any part thereof, from time to time. No change in any outstanding option will be made which would impair the rights of the optionee without the consent of such optionee. The Board of Directors may not make any alteration or amendment which would increase the aggregate number of Common Shares which may be issued pursuant to the provisions of the 1997 Stock Option Plan or change the class of individuals eligible to receive options under the plan without the approval of the shareholders of the Corporation.

     The form of the 1997 Stock Option Plan Resolution is attached as Schedule "A" to this Management Information Circular. Every holder of Common Shares entitled to vote at the Meeting will be entitled to cast one vote for each Common Share held. The 1997 Stock Option Plan Resolution requires the approval of a majority of the Common Shares represented at the Meeting and voted on such resolution.

     The persons named in the accompanying form of proxy intend to vote in favour of the 1997 Stock Option Plan Resolution.

     UNITED STATES FEDERAL INCOME TAX ASPECTS

     Non-Qualified Stock Options/Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-Qualified Stock Option such as those under the 1997 Stock Option Plan (whether or not including a Stock Appreciation Right) and the Corporation is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-Qualified Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-Qualified Stock Option or Stock Appreciation Right, which is subject to the application of Section 162(m) of the Code as discussed below, the Corporation may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of such award, any appreciation after the date of exercise should qualify as a capital gain. If such shares received upon the exercise of a Non-Qualified Stock Option or Stock Appreciation Right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Corporation's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. Certain restrictions imposed on officers, directors, and 10% shareholders by Section 16(b) of the United States Securities Exchange Act of 1934, if applicable, constitute such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-Qualified Stock Option or Stock Appreciation Right.

     Incentive Stock Options. The Incentive Stock Options under the 1997 Stock Option Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of an Incentive Stock Option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, the Corporation would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the Stock on the date of exercise and the exercise price must be included in the optionee's alternative minimum taxable income. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

     Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price constitutes capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Corporation may claim a deduction for compensation paid at the same time, and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance based" is specifically exempt from the deduction limit. Based on
Section 162(m) of the Code and the regulations issued thereunder, the Corporation believes that the income generated in connection with the exercise of stock options granted by the Stock Option and Compensation Committee under the 1997 Stock Option Plan should qualify as performance-based compensation and, accordingly, the Corporation's deductions for such compensation should not be limited to Section 162(m) of the Code.

     The 1997 Stock Option Plan is not qualified under Section 401(a) of the
Code.

     The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 1997 Stock Option Plan. No consideration has been given to the effects of state, local, or other tax laws on the 1997 Stock Option Plan or optionees.

     INAPPLICABILITY OF ERISA

     Based upon current law and published interpretations, the Corporation does not believe the 1997 Stock Option Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

FORMER MANAGEMENT OPTION RESOLUTION

     On May 1, 1997, the Corporation's Compensation Committee (as it was then constituted) approved a recommendation to the Board of Directors that options to acquire an aggregate of 485,000 Common Shares at an exercise price of US$10.90 per share be granted under the 1996 Stock Option Plan to certain directors, officers and employees of the Corporation. The option grants recommended by the Compensation Committee were approved at the May 20, 1997 meeting of the Board of Directors, together with a motion amending the exercise period otherwise applicable to certain of those options and other options previously granted under the 1996 Stock Option Plan. In the course of that Board of Directors meeting, Messrs. Butler and Stephens resigned as Chief Executive Officer and President of the Corporation, respectively, and Messrs. Whitehead, Millard, McIntosh, Robinson and Zaozirny tendered their resignations as directors, effective immediately.

     Under the 1996 Stock Option Plan, options are exercisable by a plan participant for 90 days following the date the optionee ceases to be a director, officer, manager or full-time employee of the Corporation for any reason (other than death), after which time the options expire. The amendment approved by former Board of Directors would, subject to shareholder and stock exchange approvals, allow certain optionees to exercise options held by them to be exercised for a period of 18 months following the date the optionee ceases to be a director, officer, manager or full-time employee of the Corporation. Details of the options subject to the amended exercise period (the "Former Management Options") are set forth in the following table:

                                                                                  COMMON SHARES
                                                                                  UNDER OPTIONS
                   OPTIONEE AND POSITION                        EXERCISE PRICE    TO BE AMENDED
                   ---------------------                        --------------    -------------
JAMES A. MILLARD............................................       US$10.90           15,000
Former director
WILLIAM G. MCINTOSH.........................................       US$10.90           15,000
Former director
HARVEY S. ROBINSON..........................................       US$10.90           15,000
Former director
JOHN B. ZAOZIRNY............................................       US$10.90           15,000
Former director                                                    US$7.125           10,000
GEORGE H. PLEWES............................................       US$10.90           15,000
Former director                                                    US$7.125           10,000
MALCOLM BUTLER..............................................       US$10.90          200,000
Former Chief Executive Officer
ALBERT E. WHITEHEAD.........................................       US$10.90           50,000
Former Chairman and director                                       US$18.75           85,000
                                                                   US$7.125          100,000
TIMOTHY T. STEPHENS.........................................       US$10.90           50,000
Former President                                                   US$18.75           82,000
                                                                   US$7.125           90,000
DAVID F. DECORT.............................................       US$18.75           54,000
Former Chief Financial Officer
JOHN P. DORRIER.............................................       US$10.90           24,000
Former Executive Vice President                                    US$18.75           71,000
                                                                   US$7.125           40,000
GALE STATON.................................................       US$18.75            3,000
Former employee
LAURA BROWN.................................................       US$10.90            4,000
Employee                                                           US$18.75            5,000
                                                                   US$7.125            5,000
                                                                   US$ 0.75            3,000

     The rules and regulations of The Toronto Stock Exchange (the "TSE Rules") do not restrict the exercise period applicable to options granted by listed companies, subject to the limitation that any such options must expire not more than 10 years after the date of grant. However, the TSE Rules require shareholder approval of any material amendment to a listed company's stock incentive plan, including amendments to the terms of outstanding options granted under such a plan. Accordingly, The Toronto Stock Exchange (the "TSE") advised the Corporation that it would only allow the extension of the exercise period applicable to the Former Management Options listed above on the following terms:

1. The amendment to the terms of the Former Management Options must be approved by an ordinary resolution of the Corporation's shareholders, excluding votes attaching to Common Shares beneficially owned by the optionees and their associates.

2. The description of the Former Management Option Resolution included in this Management Information Circular must contain all pertinent information concerning the Former Management Options, as required by the TSE Rules.

3. No Common Shares may be issued on the exercise of the Former Management Options during the period from the expiry date otherwise applicable under the 1996 Stock Option Plan (90 days after the optionee ceases to be employed by, or serve as a director of, the Corporation) until the date of the Meeting.

4. If the Former Management Option Resolution is approved by shareholders at the Meeting, a certified copy of the resolution and other applicable filings and fees must be provided to the TSE.

     If the Former Management Option Resolution is approved, the persons named in the table above will be entitled to exercise the options granted to them until the earlier of the expiry date otherwise applicable to such options and 18 months after the date the optionee ceases to be employed by, or serve as a director of, the Corporation. In the case of Messrs. Whitehead, Butler, Stephens, Zaozirny, McIntosh, Millard and Robinson, this extension would permit the exercise of the Former Management Options until November 20, 1998. If the Former Management Option Resolution is not approved, the options held by persons named in the table above who are no longer employed by, or serving as directors of, the Corporation will be exercisable only between June 5, 1998 and July 4, 1998, and no extensions of this exercise period will be accepted by the TSE.

     The form of the Former Management Option Resolution is attached as Schedule "B" to this Management Information Circular. Every holder of Common Shares entitled to vote at the Meeting will be entitled to cast one vote for each Common Share held. In accordance with the TSE's requirements, the Former Management Option Resolution requires the approval of a majority of the Common Shares represented at the Meeting and voted on such resolution, excluding any Common Shares held by the optionees identified in the foregoing table and their associates.

     The persons named in the accompanying form of proxy intend to vote in favour of the Former Management Option Resolution. Mr. Hefner has advised management that he will vote the Common Shares over which he personally exercises control in favour of the Former Management Option Resolution.

                      STATEMENT OF EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid by the Corporation to its Chief Executive Officer and each of the other persons who served as executive officers of the Corporation whose annual salary and bonus exceeded the equivalent of C$100,000 (approximately US$70,000) for the fiscal year ended December 31, 1997 (the "Named Executive Officers"). The table does not include perquisites and other personal benefits for any individual for whom the aggregate amount of such compensation does not exceed the lesser of (i) the equivalent of C$50,000 (approximately US$35,000) or
(ii) 10% of individual combined salary and bonus for the Named Executive Officer in that year.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------
                                                                                     LONG TERM
                                                 Annual Compensation (1)        COMPENSATION AWARDS
                                            ---------------------------------  SECURITIES UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR         SALARY            BONUS       OPTIONS GRANTED (#)      COMPENSATION
-------------------------------------------------------------------------------------------------------------------------
  Robert A. Hefner III               1997               --               --           450,000                     --
  Chairman, Chief Executive
  Officer and Managing Director      1996               --               --            50,000(2)                  --
-------------------------------------------------------------------------------------------------------------------------
  Malcolm Butler (3)                 1997        US$13,301               --           200,000             US$250,000
  Former Chief Executive Officer
-------------------------------------------------------------------------------------------------------------------------
  Albert E. Whitehead (3)            1997        US$77,308                             50,000(4)          US$125,000(3)
  Former Chairman of the Board       1996       US$150,000               --           185,000              US$14,634(5)
  and Chief Executive Officer        1995       US$125,000               --           200,000                     --
-------------------------------------------------------------------------------------------------------------------------
  Larry A. Ray (6)                   1997       US$139,062               --           550,000              US$33,330(5)
  Executive Vice President,
  Chief Operating Officer and
  Director
-------------------------------------------------------------------------------------------------------------------------
  Timothy T. Stephens (3)            1997        US$67,644               --            50,000(4)          US$525,000(3)
  Former President                   1996       US$135,000        US$93,840           172,000(6)           US$13,170(5)
                                     1995       US$106,875               --           250,000                     --
-------------------------------------------------------------------------------------------------------------------------
  John P. Dorrier (7)                1997       US$107,981               --            40,000             US$392,019
  Former Executive Vice President    1996       US$120,000        US$83,520           151,000              US$11,707
                                     1995        US$80,000               --           125,000                     --
-------------------------------------------------------------------------------------------------------------------------

---------------

(1) The dollar value of perquisites and other personal benefits for each of the Named Executive Officers was less than established reporting thresholds.
(2) Mr. Hefner was granted options exercisable for 50,000 Common Shares at US$18.75 per share for his participation as a member of the Board of Directors.
(3) On May 20, 1997, Messrs. Whitehead and Stephens resigned as executive officers and directors of the Corporation. As part of a settlement agreement with Mr. Stephens, the Corporation agreed to pay Mr. Stephens US$525,000. The Corporation also entered into a consulting agreement with Mr. Whitehead for a three-year term for US$200,000 per annum. Mr. Butler was named Chief Executive Officer of the Corporation in May 1997 and received options exercisable for 200,000 Common Shares at US$10.90 per share, but resigned on May 20, 1997 when Mr. Hefner was named Chief Executive Officer. Mr. Butler received a lump sum payment of US$250,000, representing one year's salary, as part of the settlement agreement with him.
(4) In May 1997, Messrs. Whitehead and Stephens were each granted options exercisable for 50,000 Common Shares at US$10.90 per share. As part of the arrangements surrounding the resignation of such persons, the exercise period of the options for Messrs. Whitehead and Stephens was extended by 18 months, subject to shareholder approval at the Meeting. See "Matters for Consideration at the Meeting -- Former Management Option Resolution".
(5) Consists solely of amounts contributed by the Corporation to the Named Executive Officer's account in the Corporation's 401(k) Plan.
(6) Represents salary received from commencement of employment through December 31, 1997 from the Corporation, which amount does not reflect an annual rate of compensation.
(7) Mr. Dorrier terminated his employment with the Corporation in September 1997 and received payment for the remainder of compensation due under his contract of employment. See "-- Employment Agreements" below.

     During the year ended December 31, 1997, the aggregate remuneration paid by the Corporation and by each of its subsidiaries (i) to the directors of the Corporation in their capacity as directors of the Corporation and any of its subsidiaries, was US$37,500, and (ii) to the officers of the Corporation who received in their capacity as officers or employees of the Corporation and its subsidiaries aggregate remuneration in excess of C$40,000 (approximately US$28,000), was US$2,112,366. The estimated aggregate cost to the Corporation and its subsidiaries during the year ended December 31, 1997 of all benefits proposed to be paid to such directors and officers under any pension or retirement plan upon retirement at normal retirement age was US$40,321. The aggregate of all other remuneration payments to such directors and officers (i) made during the year ended December 31, 1997 and (ii) proposed to be made in the future by the Corporation or any of its subsidiaries pursuant to an existing compensation arrangement (excluding government or similar benefit plans) was US$1,849,065 and US$2,182,552, respectively.

OPTION GRANTS DURING 1997

     The following table sets forth information regarding individual grants of options by the Corporation during the fiscal year ended December 31, 1997 to each of the Named Executive Officers, and their potential realizable values.

                                            INDIVIDUAL GRANTS
                      --------------------------------------------------------------
                      NUMBER OF                                                      POTENTIAL REALIZABLE VALUE
                        SHARES    % OF TOTAL                                         AT ASSUMED ANNUAL RATES OF
                      UNDERLYING   OPTIONS                   MARKET VALUE             SHARE PRICE APPRECIATION
                       OPTIONS    GRANTED TO   EXERCISE OR    OF SHARES                  for Option Term (1)
                       GRANTED   EMPLOYEES IN BASE PRICE PER ON THE DATE  EXPIRATION ---------------------------
        NAME             (#)     FISCAL YEAR      SHARE        OF GRANT      DATE       5%(US$)      10%(US$)
  Robert A.
  Hefner, III          300,000       9.4%        US$10.70      US$10.70   07/17/2007   2,018,752     5,115,913
                       150,000(2)    4.7%        US$18.55      US$18.55   11/25/2007   1,749,899     4,434,538

  Malcolm
  Butler               200,000       6.3%        US$10.90      US$10.90   05/01/2002     602,294     1,330,912
  Albert E.
  Whitehead             50,000       1.6%        US$10.90      US$10.90   05/01/2002     150,573       332,728
  Larry A.
  Ray                  200,000       6.3%        US$10.70      US$10.70   06/12/2007   1,345,835     3,410,609
                       200,000(3)    6.3%        US$13.23      US$13.23   09/09/2007   1,664,835     4,217,843

                       150,000(2)    4.7%        US$18.55      US$18.55   11/25/2007   1,749,899     4,434,588

  Timothy T.
  Stephens              50,000       1.6%        US$10.90      US$10.90   05/01/2002     150,573       332,728
  John P.
  Dorrier               40,000       1.3%        US$10.90      US$10.90   05/01/2002     120,459       266,112

(Notes to this Table commence on page 15)

     For the purposes of the Business Corporations Act (Yukon), details of option grants to the directors and officers of the Corporation during the year ended December 31, 1997 are set forth in the following table:

---------------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF        % OF TOTAL
                                                  SHARES           OPTIONS
                                                UNDERLYING        GRANTED TO     EXERCISE OR     MARKET VALUE
                                                  OPTIONS        EMPLOYEES IN    BASE PRICE     ON THE DATE OF
NAME                         DATE GRANTED         GRANTED        FISCAL YEAR       ($/SH)        GRANT ($/SH)    EXPIRATION DATE
---------------------------------------------------------------------------------------------------------------------------------
  Robert A. Hefner, III         7/17/97           300,000            9.4%         US$10.70         US$10.70         7/17/2007
                               11/25/97           150,000(2)         4.7%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  Larry A. Ray                  6/12/97           200,000            6.3%         US$10.70         US$10.70         6/12/2007
                                 9/9/97           200,000(3)         6.3%         US$13.23         US$13.23          9/9/2007
                               11/25/97           150,000(2)         4.7%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  Herbert C. Williamson,
     III                         9/9/97           500,000(4)        15.6%         US$13.23         US$13.23          9/9/2007
                               11/25/97           150,000(2)         4.7%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  Brian Egolf                   7/17/97            75,000            2.3%         US$10.70         US$10.70         7/17/2007
                               11/25/97           100,000(2)         3.1%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  Breene M. Kerr                7/17/97            75,000            2.3%         US$10.70         US$10.70         7/17/2007
                               11/25/97            75,000(2)         2.3%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  Gary Fuller                   7/17/97            75,000            2.3%         US$10.70         US$10.70         7/17/2007
                               11/25/97            75,000(2)         2.3%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  Robert B. Panero              7/17/97            50,000            1.6%         US$10.70         US$10.70         7/17/2007
                               11/25/97            25,000(2)         0.8%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  James Scarlett                7/17/97            75,000            2.3%         US$10.70         US$10.70         7/17/2007
                               11/25/97            25,000(2)         0.8%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  Sir Mark Thomson Bt.          7/17/97            75,000            2.3%         US$10.70         US$10.70         7/17/2007
                               11/25/97            25,000(2)         0.8%         US$18.55         US$18.55        11/25/2007
---------------------------------------------------------------------------------------------------------------------------------
  Albert E. Whitehead            5/1/97            50,000            1.6%         US$10.90         US$10.90          5/1/2002
---------------------------------------------------------------------------------------------------------------------------------
  Timothy T. Stephens            5/1/97            50,000            1.6%         US$10.90         US$10.90          5/1/2002
---------------------------------------------------------------------------------------------------------------------------------
  Malcolm Butler                 5/1/97           200,000            6.3%         US$10.90         US$10.90          5/1/2002
---------------------------------------------------------------------------------------------------------------------------------

(Notes to this Table commence on page 15)

     The high and low trading prices for the Corporation's Common Shares during each month in 1997 were as follows (trading information for the month of January 1997 is based on prices quoted on the Canadian Dealing Network; all other information is based on prices quoted on The Toronto Stock Exchange commencing on February 10, 1997):

                            DATE                                 HIGH       LOW
                            ----                               --------   --------
January.....................................................   US$17.38   US$16.75
February....................................................      17.40       9.75
March.......................................................      13.20       9.00
April.......................................................      11.50       8.25
May.........................................................      13.10       9.80
June........................................................      12.50      10.45
July........................................................      12.00       9.60
August......................................................      14.00       9.85
September...................................................      14.10      10.75
October.....................................................      18.60      11.80
November....................................................      19.40      17.15
December....................................................      20.05      16.95

---------------

(1) The assumed rates of annual appreciation are calculated from the date of grant through the assumed expiration date. Actual gains, if any, on option exercises and Common Share holdings are dependent on the future performance of the Common Shares and overall stock market conditions. There can be no assurance that the value reflected in the table will be achieved.

(2) Subject to shareholder approval at the Meeting. See "Matters for Consideration at the Meeting -- Former Management Option Resolution".

(3) 105,000 of the options granted to Mr. Ray on September 9, 1997 are subject to shareholder approval at the Meeting. See "Matters for Consideration at the Meeting -- 1997 Stock Option Plan Resolution".

(4) 350,000 of the options granted to Mr. Williamson on September 9, 1997 are subject to shareholder approval at the Meeting. See "Matters for Consideration at the Meeting -- 1997 Stock Option Plan Resolution".

     No stock appreciation rights have been granted by the Corporation to the Named Executive Officers or to other employees or directors of the Corporation.

AGGREGATED OPTION EXERCISES DURING 1997 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the Named Executive Officers during 1997 and the number and value of unexercised options held by the Named Executive Officers at December 31, 1997. The Corporation does not have any outstanding stock appreciation rights:

------------------------------------------------------------------------------------------------
                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED
                                SHARES                                  OPTIONS AT
                               ACQUIRED                              DECEMBER 31, 1997
                                  ON            VALUE                     (#) (1)
                               EXERCISE       REALIZED     -------------------------------------
           NAME                  (#)          (US$) (1)       EXERCISABLE       UNEXERCISABLE
------------------------------------------------------------------------------------------------
  Robert A. Hefner III              --               --         150,000            350,000
------------------------------------------------------------------------------------------------
  Malcolm Butler                    --               --         200,000                 --
------------------------------------------------------------------------------------------------
  Albert E. Whitehead               --               --         235,000                 --
------------------------------------------------------------------------------------------------
  Larry A. Ray                      --               --          66,666            483,334
------------------------------------------------------------------------------------------------
  Timothy T. Stephens           21,667          282,420         222,000                 --
------------------------------------------------------------------------------------------------
  John P. Dorrier              131,000        1,883,089         135,000                 --
------------------------------------------------------------------------------------------------

---------------------------  -------------------------------------

                                     VALUE OF UNEXERCISED
                                    IN-THE-MONEY OPTIONS AT
                                  December 31, 1997 (US$)(2)
                             -------------------------------------
           NAME                 EXERCISABLE       UNEXERCISABLE
  Robert A. Hefner III             685,000          1,370,000
--------------------------------------------------------------------------------------
  Malcolm Butler                 1,330,000                 --
------------------------------------------------------------------------------------------------
  Albert E. Whitehead            1,375,000                 --
------------------------------------------------------------------------------------------------
  Larry A. Ray                     456,662          1,777,338
------------------------------------------------------------------------------------------------
  Timothy T. Stephens            1,270,750                 --
------------------------------------------------------------------------------------------------
  John P. Dorrier                  576,600                 --
------------------------------------------------------------------------------------------------

---------------

(1) Represents the difference between the exercise price of the option and the closing price on the date of exercise.

(2) The value of unexercised in-the-money options has been calculated using the closing price of the Common Shares on the TSE on December 31, 1997 of US$17.55, less the exercise price of the in-the-money stock options. Options are "in-the-money" at financial year end if the market value of the underlying securities on that date exceeds the exercise price of the option.

     For the purposes of the Business Corporations Act (Yukon), details of option exercises by the directors and officers of the Corporation during the year ended December 31, 1997 are set forth in the following table.

---------------------------------------------------------------------------------------------------------------------------------
                                                                       MARKET VALUE
                                   DATE OF                              ON DATE OF        SHARES ACQUIRED       VALUE REALIZED
           NAME (1)                EXERCISE       EXERCISE PRICE       EXERCISE(2)        ON EXERCISE(#)            (US$)
---------------------------------------------------------------------------------------------------------------------------------
  Timothy T. Stephens               1/15/97           $ 0.75              $17.00               5,000                81,250
                                    1/20/97           $ 0.75              $18.00               5,000                86,250
                                    4/22/97           $ 0.75              $10.60              11,667               114,920
---------------------------------------------------------------------------------------------------------------------------------
  John P. Dorrier                  10/29/97           $ 0.75              $18.00              47,533               819,944
                                    11/6/97           $ 0.75              $17.90              27,467               471,059
                                   11/24/97           $7.125              $18.90              40,000               471,000
                                   12/18/97           $10.90              $18.50              16,000               121,600
---------------------------------------------------------------------------------------------------------------------------------
  David F. Decort                   2/10/97           $ 0.75              $16.00              40,000               610,000
---------------------------------------------------------------------------------------------------------------------------------

---------------

(1) No director or officer, other than those listed above, exercised any options during the year ended December 31, 1997.

(2) Please refer to the chart setting out the high and low trading prices for the Corporation's Common Shares for each month in 1997 in "-- Option Grants during 1997".

EMPLOYMENT AGREEMENTS

     The Corporation and Mr. Dorrier entered into a three-year employment contract which provided that he would receive an annual base salary of US$150,000 and, in the sole discretion of the Compensation Committee of the Board of Directors, could have received annual merit increases, annual bonuses and stock option awards. The contract could have been terminated for "cause", which includes death or serious incapacity, and the executive could have resigned upon three months' prior written notice. The Corporation and Mr. Dorrier also entered into an agreement which provided for payments to the executive in the event there is a "Change of Control" of the Corporation and the executive's employment is terminated (i) by the Corporation within twelve months thereafter, (ii) by the executive within six months thereafter, or (iii) by the executive between six and twelve months after a Change of Control if a triggering event has occurred. In any such event, the executive shall be entitled to a payment equal to the aggregate salary payable for the remaining term of his employment agreement and the Corporation shall pay the executive's health insurance premium for a period of one year unless the executive has secured comparable health insurance prior thereto. If bonuses were paid by the Corporation for the year in which the executive's employment terminated, the executive shall be entitled to a bonus equal to the most recent annual bonus paid to him for each year or part of the year remaining on his employment agreement, provided that such bonus payment shall only be paid with respect to a year in which the Corporation otherwise pays bonuses to some or all of its employees. In addition, all options held by the executive shall be extended until the earlier to occur of the expiration date of the option or eighteen months after the date of the termination of his employment, by the Corporation or the date of his notice of intent to terminate his employment if he elected to resign. The agreement also provided that in the event the exercise price of any option granted simultaneously with the option issued to the executive is reduced, the exercise price of the executive's option shall also be reduced. As a result of the resignation by the directors of the Corporation in May 1997, a "Change of Control" occurred with respect to Mr. Dorrier's contract, and Mr. Dorrier resigned as an officer in September 1997.

     The Corporation has entered into a five-year employment agreement with Mr. Ray effective June 12, 1997 that currently provides for an annual base salary of US$262,500 and, in the sole discretion of the Compensation Committee of the Board of Directors, Mr. Ray may receive annual merit increases, annual bonuses and stock option awards. As part of his employment agreement, Mr. Ray was granted options to purchase 200,000 Common Shares at an exercise price of US$10.70 per share. One-third of the options vested immediately and the remainder vests one-half each on the first and second anniversaries of the date of grant. On September 9, 1997, the Corporation granted Mr. Ray options to purchase an additional 200,000 Common Shares at a price of US$13.23 per share. Of the additional Common Shares subject to options granted to Mr. Ray, 95,000 are issuable under the 1996 Stock Option Plan and 105,000 are issuable subject to shareholder approval of the 1997 Stock Option Plan at the Meeting. Such options vest one-third each on the third, fourth, and fifth anniversaries of the date of grant. The employment agreement may be terminated for "cause", which includes death or serious incapacity. Under the terms of the employment agreement, Mr. Ray will receive payment equal to the amounts remaining to be paid under the agreement in the event of a "Change in Control" and his employment terminates for any reason, including resignation by Mr. Ray. For purposes of this agreement, the term "Change in Control" means (1) any merger, consolidation or reorganization in which the Corporation is not the surviving entity (or survives only as a subsidiary of an entity), (2) any sale, lease, exchange or other transfer of (or agreement to sell, lease, exchange or otherwise transfer) all or substantially all of the assets of the Corporation to any other person or entity (in one transaction or a series of related transactions), (3) dissolution or liquidation of the Corporation, (4) any person or entity, including a "group" as contemplated by Section 13(d) of the United States Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including without limitation, power to vote) of more than 50% of the outstanding shares of the Corporation's voting stock (based upon voting power), or (5) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election cease to constitute a majority of the Board of Directors; provided, however, that the term "Change in Control" shall not include any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction involving solely the Corporation and one or more previously wholly-owned subsidiaries of the Corporation.

     The Corporation has entered into a five-year employment agreement with Mr. Williamson effective September 9, 1997 that provides for an annual base salary of US$100,000 and, in the sole discretion of the Compensation Committee of the Board of Directors, Mr. Williamson may receive annual merit increases, annual bonuses and stock option awards. As part of his employment agreement, Mr. Williamson was granted options to purchase 500,000 Common Shares at an exercise price of US$13.23 per share. Options to purchase 150,000 Common Shares vested immediately, options to purchase 150,000 Common Shares vest on September 9, 1998 and options to purchase 50,000 Common Shares vest on each of September 9, 1999, 2000, 2001 and 2002, respectively. Of the options granted to Mr. Williamson, 150,000 are under the 1996 Stock Option Plan and 350,000 are subject to approval of the 1997 Stock Option Plan at the Meeting. The remaining terms and conditions of Mr. Williamson's employment agreement are substantially similar to Mr. Ray's employment agreement.

INDEBTEDNESS TO CORPORATION OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

     On November 1, 1997, Mr. Ray obtained a US$200,000 loan from the Corporation to finance the purchase of his residence. This loan bears a 6.06% interest rate, is unsecured and is due on November 1, 2002.

     Since January 1, 1997, no other director, executive officer or senior officer of the Corporation, or any associate or affiliate of any such director, executive officer or senior officer is or has been indebted to the Corporation or any of its subsidiaries, or is or has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries, other than routine indebtedness.

REPORT ON EXECUTIVE COMPENSATION

     The Corporation's policy with respect to executive compensation and the amount thereof is determined by the Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee"). In establishing and implementing compensation policy, the Compensation Committee considers the recommendations of the Chief Executive Officer and considers comparative industry data. Issues relating to compensation are considered by the Compensation Committee periodically throughout the year as needed on a case-by-case basis and in the early part of each year based upon individual and corporate performance during the preceding year.

     The guiding philosophy of the Compensation Committee in the determination of executive compensation is to attract and retain qualified and experienced executives and provide reasonable base salaries and incentives for performance geared to the Corporation's success. Since the Corporation does not presently have any significant revenue, the Compensation Committee's focus has been toward modest salaries, not to award cash bonuses and to provide incentives through stock option awards with delayed vesting provisions. The Compensation Committee believes that stock options, coupled with delayed vesting provisions to encourage continued service, are the best way to link the interests of management with those of the shareholders.

     Robert A Hefner III was appointed Chief Executive Officer of the Corporation in May, 1996. His compensation for 1997 consisted entirely of a grant of 450,000 stock options based on an assessment of his individual performance and significance to the development of the Corporation's business.

     Submitted by the Compensation Committee:

     Breene M. Kerr
     Brian F. Egolf
     Gary F. Fuller

                               PERFORMANCE GRAPH

     The following graph charts performance of an investment in the Common Shares against the TSE 300 Composite Index and the TSE Oil & Gas Index, assuming an investment of US$100 on June 30, 1995. Between June 10, 1995 and February 6, 1997, the Common Shares were traded on the Canadian Dealing Network. The Common Shares commenced trading on the TSE on February 7, 1997 and on the American Stock Exchange on January 9, 1998. The Common Shares trade in U.S. dollars on the TSE and the American Stock Exchange.

                                    [GRAPH]

                   STATEMENT OF CORPORATE GOVERNANCE POLICIES

     In accordance with the report of The Toronto Stock Exchange Committee on Corporate Governance in Canada, companies listed on the TSE are required to disclose their corporate governance practices with reference to the Guidelines for Improved Corporate Governance in Canada (the "Guidelines") set out in the TSE Company Manual, copies of which are available from the TSE or the Corporation.

     MANDATE AND RESPONSIBILITIES OF THE BOARD

     The fundamental objective of the Board of Directors is to ensure that the Corporation operates in a fashion which maximizes shareholder value over the long term. The Board of Directors carries out all of its duties and responsibilities in a manner consistent with that fundamental objective. The principal duty and responsibility of the Board of Directors is to oversee the management and operations of the Corporation, with the day-to-day management of the business and affairs of the Corporation delegated by the Board of Directors to the Chief Executive Officer and other executive officers.

     Responsibilities of the Board of Directors also include overseeing the conduct of the Corporation's business, providing leadership and direction to its management and setting policies. Strategic direction for the Corporation is developed through the Board of Directors' planning process. Through this process, the Board of Directors adopts the operating plan for the coming year, and monitors management's progress relating to that plan through a regular reporting and review process. To date, no formal position descriptions for the Board of Directors and the Chief Executive Officer have been developed as recommended by the Guidelines.

     The Board of Directors met eight times during 1997 excluding periodic telephone conference calls of directors. Three regular meetings of the Board of Directors are currently scheduled for 1998. Each of the directors attended at least 75% of the meetings of the Board of Directors and any committee on which he serves.

     COMPOSITION AND SIZE OF THE BOARD

     The nine-member Board of Directors is elected by the shareholders of the Corporation, with three directors, Robert A. Hefner III, Herbert C. Williamson III and Larry A. Ray, who are "related" to the Corporation within the meaning of the Guidelines. In addition to serving as a director, Mr. Hefner is the Corporation's Chairman and Chief Executive Officer, Mr. Williamson is the Executive Vice President and Chief Financial Officer, and Mr. Ray is the Corporation's Executive Vice President and Chief Operating Officer. In view of the current developmental state of the Corporation's business, and the fact that a majority of the directors are regularly involved in the business and affairs of the Corporation, the Board of Directors has concluded that the functions of Chairman and Chief Executive Officer of the Corporation do not need to be separated at this time. The six "unrelated" directors are independent of management and free from any interest, business or other relationships that could, or could reasonably be perceived to, materially interfere with their ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding. The Corporation does not have a "significant shareholder", that is, a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors.

     COMMITTEES OF THE BOARD

     The Board of Directors has established three standing committees: an Executive Committee, an Audit Committee and a Stock Option and Compensation Committee. Each committee is currently composed of three directors and also has available to it as a resource such members of management as may from time to time be determined to be appropriate.

     The Executive Committee is delegated, during the intervals between meetings of the Board of Directors all the powers of the Board of Directors in respect of the management and direction of the business and affairs of the Corporation (except only those specified in subsection 116(2) of the Business Corporations Act (Yukon)) in all cases in which specific direction in writing shall not have been given by the Board of Directors. All expenditures authorized by the Executive Committee shall be reported to the Board of Directors at its next meeting. Messrs. Hefner (Chairman), Kerr and Ray are members of the Executive Committee.

     The Audit Committee consults with the auditors of the Corporation and such other persons as the members deem appropriate, reviews the preparations for and scope of the Corporation's annual financial statements, makes recommendations concerning the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Corporation as the Board of Directors may assign from time to time. Messrs. Kerr, Thompson and Scarlett are members of the Audit Committee.

     The Stock Option and Compensation Committee has all the powers of the Board of Directors, including the authority to issue shares or other securities of the Corporation, in respect of any matters relating to the administration of the 1996 Stock Option Plan, the 1997 Stock Option Plan and compensation of officers, directors, employees and other persons performing substantial services for the Corporation. See "Statement of Executive Compensation". Messrs. Kerr, Egolf and Fuller are members of the Stock Option and Compensation Committee.

     The Guidelines contemplate that committees of the Board of Directors should generally be composed of outside directors, a majority of whom are unrelated directors. The Corporation complies with the requirements of the Business Corporations Act (Yukon) in that the majority of the members of the Audit Committee are not officers or employees of the Corporation or its affiliates. In addition, a majority of the members of the Stock Option and Compensation Committee are unrelated directors. The Board of Directors feels it is appropriate to have Messrs. Hefner and Ray serve on the Executive Committee, as they possess particular expertise as to the operations of the Corporation.

     DECISION REQUIRING BOARD OF DIRECTORS APPROVAL AND EXPECTATIONS OF
MANAGEMENT

     The Board of Directors has delegated to the Chief Executive Officer and senior management responsibility for the day-to-day management of the business of the Corporation. Matters of policy and issues outside the normal course of business are brought before the Board for its review and approval, along with all matters requiring the review and approval of the Board of Directors under applicable legislation. The Chief Executive Officer and senior management review the Corporation's progress in relation to the current operating plan at Board of Directors meetings, which are held at regular intervals during the year (usually quarterly). Financial, operational and strategic issues facing the Corporation are reviewed, monitored and approved at the Board of Directors meetings.

     RECRUITMENT OF NEW DIRECTORS AND ASSESSMENT OF BOARD PERFORMANCE

     The Board of Directors has not established a committee of non-management directors with the responsibility for proposing new nominees to serve on the Board of Directors and for assessing directors on an ongoing basis. Instead, any director may propose new nominees to the Board of Directors for consideration by the Board of Directors as a whole. In addition, although no formal orientation and education program for new directors has been established, all recent appointees to the Board of Directors have had extensive industry, legal or corporate governance experience as a result of prior employment or service as a director.

     The Guidelines also contemplate that a corporate board should implement a process to be carried out by an appropriate committee for assessing the effectiveness of the board as a whole, the committees of the Board of Directors and the contribution of individual directors. Due to the size and composition of the Board of Directors, the Board of Directors is of the view that a formal process of assessment is unnecessary and instead, committee and individual director's effectiveness is assessed on an informal basis.

     SHAREHOLDER FEEDBACK

     Under the direction of the Chief Executive Officer, there is a shareholder relations program in place which involves one of the directors, Mr. Egolf, being available to respond to shareholder inquiries and concerns on a regular basis. Shareholder concerns of a significant nature are directed to the Chief Executive Officer for information and resolution, and management reports to the Board of Directors on these matters and other major shareholder and investor matters.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

     In April 1996, the Corporation and GHK Colombia, an Oklahoma corporation controlled by Robert A. Hefner III, entered into a non-binding letter of intent governing a proposed acquisition by the Corporation of an additional 35% participating interest in two association contracts with Ecopetrol, the Colombian national oil company (the "Association Contracts"), in consideration of the issuance of up to 16,000,000 Common Shares by the Corporation to three entities holding such interests or to their respective shareholders (collectively, the "GHK Transaction"). Effective July 26, 1996, pursuant to the terms of three separate share purchase agreements, the Corporation agreed to issue an aggregate of 16,777,143 Common Shares to nineteen unrelated parties in consideration of the Corporation's acquisition of (a) 100% of the issued and outstanding shares of GHK Colombia, which serves as the operator under the Association Contracts and holds a 10.944% interest in such contracts, (b) 100% of the membership interests of Esmeralda LLC, which holds a 9.776% interest in the Association Contracts, and (c) 62.963% membership interest in Cimarrona LLC, which holds a 25.38% interest in the Association Contracts. As a result of the GHK Transaction, the Corporation acquired an additional 36.7% indirect interest in the Association Contracts.

     Prior to the GHK Transaction, GHK L.L.C. provided administrative and management services to GHK Colombia in connection with its obligations as operator of the Dindal and Rio Seco contract areas. As a condition of completing the GHK Transaction, the Corporation, GHK Company Colombia and GHK L.L.C. entered into a management agreement (the "Management Agreement") pursuant to which GHK L.L.C. was retained by GHK Colombia to perform the duties and obligations of GHK Colombia under the Association Contracts and as operator of the Dindal contract area under the joint operating agreement dated August 1, 1996 (the "JOA"). GHK Colombia agreed to pay GHK L.L.C. a monthly sum equal to 100% of the overhead charges authorized under the JOA relating to such blocks (which costs are estimated to be approximately US$15,000 per month) plus an additional US$15,000 per month and to reimburse GHK L.L.C. for all expenses incurred in the performance of its duties under the Management Agreement. The costs and expenses under the JOA are paid by the interest holders under the Association Contracts proportionately to their percentage interests therein. From July 26, 1996 to June 30, 1997, GHK Colombia paid an aggregate of US$374,109 to GHK L.L.C. for services provided under this agreement. The Management Agreement was terminated June 30, 1997.

     Under the terms of a voting support agreement (the "Voting Support Agreement") executed in connection with the GHK Transaction, the Corporation, Robert A. Hefner III, Breene M. Kerr, Albert E. Whitehead, George H. Plewes, and Timothy T. Stephens agreed to vote or cause to be voted all shares owned or controlled by them in favour of the slate of directors proposed by the Corporation's Chief Executive Officer. The Voting Support Agreement also provided that a sale by Messrs. Hefner and Kerr of a block of 10,000 Common Shares or more which were initially subject to the Escrow Agreement, must first be offered to be made through Yorkton Securities Inc. or such other investment dealer as may be designated by the Board of Directors or the securities sold will remain subject to the Voting Support Agreement. In the event any such dealer was unable or unwilling to sell such securities in a timely manner at a price acceptable to the seller, the seller could sell to a third party without being subject to the Voting Support Agreement, provided that such sale was not to a person or one or more of a group of persons acting in concert, who was acquiring the securities of the seller in connection with a takeover bid, other than where such takeover bid was an offer made generally to the shareholders of the Corporation. The Voting Support Agreement terminated on May 20, 1997.

     Prior to the GHK Transaction, none of Messrs. Hefner, Egolf or Kerr was affiliated with the Corporation. As a result of the GHK Transaction, Messrs. Hefner and Egolf were elected directors of the Corporation and Messrs. Hefner and Kerr became substantial shareholders of the Corporation. In addition, as a result of an agreement between Mr. Hefner, in his capacity as the selling shareholder of GHK Colombia, the members of Esmeralda LLC and Cimarrona LLC and Mr. Egolf (collectively, the "Sellers"), the Sellers paid Mr. Egolf an aggregate of 83,886 B Special Warrants, which were subsequently converted into 83,886 Common Shares of which 58,720 Common Shares were held in escrow pursuant to the Escrow Agreement, as consideration for his services to the Sellers in connection with the GHK Transaction. As of December 31, 1997, 39,147 of such Common Shares remained subject to the Escrow Agreement.

     MTV Investments Limited Partnership ("MTV") owns 37.037% of Cimarrona LLC, an Oklahoma company. Cimarrona LLC is a consolidated subsidiary of the Corporation. Resulting from a cash call, MTV owed US$541,000 to the Corporation at December 31, 1997.

                              MANAGEMENT CONTRACTS

     Except as described under "Matters for Consideration of the Meeting -- Election of Directors -- Material Interest of Directors", there are no management functions of the Corporation or its subsidiaries which are to any substantial degree performed by a person other than the directors or senior officers of the Corporation or its subsidiaries.

                                    GENERAL

     Information contained in this Management Information Circular is given as of May 1, 1998 unless otherwise noted. The contents and the sending of this Management Information Circular have been approved by the Board of Directors of the Corporation.

                             SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Corporation at its principal executive office by December 31, 1998 in order for such proposals to be included in the Corporation's management information circular and form of proxy for such meeting. Shareholders submitting such proposals are requested to address them to the Secretary, Seven Seas Petroleum Inc., Suite 960, Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas 77056.

DATED April 6, 1998

                                       By Order of the Board of Directors of
                                       SEVEN SEAS PETROLEUM INC.

                                       LOGO

                                       Robert A. Hefner III
                                       Chairman of the Board

                                   SCHEDULE A

                       1997 STOCK OPTION PLAN RESOLUTION

RESOLVED AS AN ORDINARY RESOLUTION THAT:

1. The 1997 Stock Option Plan, as described in the section of the Management Information Circular entitled "Matters for Consideration at the Meeting -- 1997 Stock Option Plan Resolution", is authorized and approved.

2. Any director or officer of the Corporation is authorized and directed for and on behalf of the Corporation to execute and deliver all documents and to do all acts and things necessary or desirable to give effect to this resolution.

                                   SCHEDULE B

                      FORMER MANAGEMENT OPTION RESOLUTION

RESOLVED AS AN ORDINARY RESOLUTION THAT:

 1. The 18 month extension of the exercise period applicable to certain options granted under the Corporation's 1996 Stock Option Plan, as described in the section of the Management Information Circular entitled "Matters for Consideration at the Meeting -- Former Management Option Resolution", is authorized and approved.

2. Any director or officer of the Corporation is authorized and directed for and on behalf of the Corporation to execute and deliver all documents and to do all acts and things necessary or desirable to give effect to this resolution.

                           SEVEN SEAS PETROLEUM INC.

                                 FORM OF PROXY

   SOLICITED BY MANAGEMENT FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
       OF SEVEN SEAS PETROLEUM INC. TO BE HELD ON THURSDAY, JUNE 4, 1998

     The undersigned holder of common shares of Seven Seas Petroleum Inc. (the "Corporation") hereby appoints Robert A. Hefner III, Chairman of the Board, Chief Executive Officer and Managing Director of the Corporation, or failing him, Larry A. Ray, Executive Vice President and Chief Operating Officer of the Corporation, or instead of either of them, ____________________________________, as the proxy of the undersigned, with the power of substitution, to attend and act for and on behalf of the undersigned at the annual and special meeting of shareholders of the Corporation to be held on Thursday, June 4, 1998, and any adjournment thereof, with all the powers that the undersigned could exercise if the undersigned were personally present at the meeting, or any adjournment thereof, including the authority to vote the common shares of the Corporation represented by this proxy (the "Common Shares") in the proxyholder's discretion except as specified below.

     The undersigned directs that the Common Shares shall be:

     1. VOTED FOR [ ] OR WITHHELD FROM VOTING [ ] in respect of the election of directors.

     2. VOTED FOR [ ] OR WITHHELD FROM VOTING [ ] in respect of the appointment of auditors and authorizing the directors to fix their remuneration.

     3. VOTED FOR [ ] OR VOTED AGAINST [ ] the 1997 Stock Option Plan Resolution attached as Schedule A to the accompanying Management Information Circular.

     4. VOTED FOR [ ] OR VOTED AGAINST [ ] the Former Management Option Resolution attached as Schedule B to the accompanying Management Information Circular.

     5. VOTED IN THE PROXYHOLDER'S DISCRETION IN RESPECT OF AMENDMENTS OR VARIATIONS TO MATTERS REFERRED TO IN THE ACCOMPANYING NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS AND IN RESPECT OF OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                                         The Common Shares will be voted in
                                         accordance with the directions
                                         contained in this proxy. If no
                                         directions are given, the Common Shares
                                         will be voted FOR the election of
                                         directors, FOR the appointment of
                                         auditors and authorizing the directors
                                         to fix their remuneration, FOR the 1997
                                         Stock Option Plan Resolution, and FOR
                                         the Former Management Option
                                         Resolution. This proxy may be revoked
                                         by following the procedure set forth in
                                         the accompanying Management Information
                                         Circular.

                                         DATED __________________________, 1998.


                                         _______________________________________
                                         Signature of Shareholder(s)

                                         (1) This form of proxy should be dated
                                             and signed by the shareholder or by
                                             the shareholder's attorney duly
                                             authorized in writing. If the
                                             shareholder is a corporation, this
                                             form of proxy should be signed by
                                             the duly authorized officer(s) of
                                             the corporation or by the
                                             corporation's attorney duly
                                             authorized in writing. If this form
                                             of proxy is not dated, it will be
                                             deemed to bear the date on which it
                                             is mailed by the person making the
                                             solicitation.

                                         (2) A SHAREHOLDER HAS THE RIGHT TO
                                             APPOINT A PERSON (WHO NEED NOT BE A
                                             SHAREHOLDER) OTHER THAN THE PERSONS
                                             NAMED ABOVE AS THE PROXY OF THE
                                             SHAREHOLDER AND MAY EXERCISE THIS
                                             RIGHT EITHER BY INSERTING THAT
                                             PERSON'S NAME IN THE BLANK SPACE
                                             PROVIDED IN THIS FORM OF PROXY AND
                                             STRIKING OUT THE OTHER NAMES OR BY
                                             COMPLETING ANOTHER PROPER FORM OF
                                             PROXY.